EXHIBIT 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of this 10th day of November, 2004, by and among BioSphere Medical, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and collectively the “Investors”).

RECITALS:

A. Pursuant to the terms of a certain Securities Purchase Agreement, of even date herewith, by and among the Company and the Investors (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), the Company is issuing to the Investors: (i) an aggregate of 8,000 shares (the “Shares”) of a newly created series of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Convertible Preferred Stock” (the “Preferred Stock”); and (ii) warrants (the “Warrants”) to acquire shares of the Company’s common stock, $0.01 par value (the “Common Stock”); and

B. The parties hereto desire to enter into this Agreement to, among other things, set forth the rights of the Investors with respect to: (i) the registration of shares of Common Stock issuable to the Investors upon conversion of the Preferred Stock and the exercise of the Warrants; (ii) the receipt of certain information from the Company; and (iii) the participation in future issuances of equity and debt securities of the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor, severally and not jointly, hereby agree as follows:

Article I Definitions.

1.1 General Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

“Additional Shares” shall have the meaning ascribed to it in Section 2.1(a)(ii).

“Agreement” shall have the meaning ascribed to it in the preamble to this Agreement.

“Allowed Delay” shall have the meaning ascribed to it in Section 2.1(b)(ii).

“Availability Date” shall have the meaning ascribed to it in Section 2.2(k).

“Blackout Period” shall have the meaning ascribed to it in Section 2.1(b)(i).

“Board” means the Board of Directors of the Company.

“Cerberus” means Cerberus Capital Management, L.P., Cerberus Partners, L.P. and/or one or more of their respective Affiliates.

“Common Stock” means the Common Stock and any other securities into which or for which such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Company” shall have the meaning ascribed to it in the preamble to this Agreement.

“Company Securities” shall have the meaning ascribed to it in Section 4.1.

“Effectiveness Deadline” has the meaning ascribed to it in Section 2.1(b)(i).

“Exempt Issuances” shall have the meaning ascribed to it in Section 4.3.

“Filing Deadline” shall have the meaning ascribed to it in Section 2.1(a).

“Investor(s)” shall have the meaning ascribed to it in the preamble to this Agreement.

“Liquidated Damages Amount” shall have the meaning ascribed to it in Section 2.1(a).

“New Issuance” shall have the meaning ascribed to it in Section 4.1.

“Offer Notice” shall have the meaning ascribed to it in Section 4.1.

“Preferred Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Preferred Stock” shall have the meaning ascribed to it in the recitals to this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means: (i) the Preferred Shares; (ii) the Warrant Shares; (iii) any and all shares of Common Stock issued or issuable in respect of the Preferred Shares and in respect of the Warrant Shares upon any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event; (iv) the shares of Common Stock issuable as payment-in-kind dividends on the Preferred Stock in accordance with the terms thereof; and (v) any other shares of Common Stock acquired by the Investor at any time. Notwithstanding the foregoing, the term Registrable Securities shall not include: (a) any such shares that have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement; or (b) any such shares which have been publicly sold pursuant to Rule 144 under the Securities Act.

“Registration Statement” shall have the meaning ascribed to it in Section 2.1(a).

“Representative” shall have the meaning ascribed to it in Section 3.1.

“Requisite Investors” if Cerberus and Sepracor Inc. are holders of the then outstanding shares of Series A Preferred Stock, then, Requisite Holders shall mean Cerberus and Sepracor Inc., otherwise, Requisite Holders shall mean the holders of a majority of the then outstanding shares of Series A Preferred Stock.

“Shares” shall have the meaning ascribed to it in the recitals to this Agreement.

“Warrant” shall have the meaning ascribed thereto in the recitals of this Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Article II Registration Rights.

2.1 Mandatory Registration.

(a) Registration Statements.

(i) Promptly, but in no event more than thirty (30) days, following the Closing (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Investors’ consent) (a “Registration Statement”), covering the resale of all of the Registrable Securities without regard to any limitation on the conversion of shares of Series A Preferred Stock or exercise of the Warrants. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with

Section 2.2(c) to the Investors and their respective counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company shall make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount (the “Liquidated Damages Amount”) equal to 1.5% of the aggregate amount invested by such Investor in respect of the Shares (which amount shall be equal to the sum of (i) the purchase price of the Shares and the Warrants acquired by such Investor pursuant to the Purchase Agreement, plus (ii) any accrued and unpaid dividends on such Shares, as may be adjusted for anti-dilution, as well as any stock dividends, stock split, combination or other similar recapitalization affecting such Shares) for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no Registration Statement with respect to the Registrable Securities is filed. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States and shall be paid within five (5) Business Days of the last day of each such 30-day period during which the Registration Statement should have been filed for which no Registration Statement with respect to the Registrable Securities was filed.

(ii) Upon the written demand of any Investor and upon any change in the “Series A Conversion Price” (as such term is defined in the Certificate of Designations) or the number of “Warrant Shares” purchasable under the Warrants such that additional shares of Common Stock become issuable upon conversion of the outstanding Series A Preferred Stock or exercise of such Warrants, the Company shall prepare and file with the SEC one or more Registration Statements to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”), but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 2.2(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2.1(a)(ii) and is not filed with the SEC within thirty (30) days of the request of any Investor, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, the Liquidated Damages Amount for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement with respect to the Additional Shares is filed. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States and shall be paid within five (5) Business Days of the last day of each such 30-day period during which the Registration Statement should have been filed for which no Registration Statement with respect to the Additional Shares was filed.

(iii) None of the Registration Statements contemplated by this Agreement shall include any securities (including any securities initially issued by the Company for its own account) other than the Registrable Securities then held by the Investors or their respective permitted transferees, unless the Investors, in their sole discretion, shall have consented thereto in writing.

(b) Effectiveness.

(i) The Company shall use its commercially reasonable efforts to have (i) the Registration Statement required by Section 2.1(a)(i) declared effective not later than the 120th day immediately after the Closing Date, and (ii) the Registration Statement required by Section 2.1(a)(ii), if any, declared effective not later than the 120th day immediately after demand therefore (in each case, the “Effectiveness Deadline”); provided, however, that if a Registration Statement is not declared effective before the applicable Effectiveness Deadline, the Company shall continue to use its commercially reasonable efforts to have the Registration Statement declared effective as soon as possible thereafter. If (A) a Registration Statement has not been declared effective before the applicable Effectiveness Deadline or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), but except as excused pursuant to subsection (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in the Liquidated Damages Amount for each 30-day period or pro rata for any portion thereof following the date (1) by which such Registration Statement should have been effective as described in (A) above or (2) sales cannot be made pursuant to such Registration Statement after it has been declared effective as described in (B) above (the “Blackout Period”). Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. The Blackout Period shall terminate upon: (x) the effectiveness of the Registration Statement in the case of (A) above; and (y) the Registration Statement again being available for sales by the Investors in the case of (B) above. The amounts payable as liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States, and amounts payable as liquidated damages shall be paid within two (2) Business Days of the last day of each 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash.

(ii) For not more than fifteen (15) consecutive days or for a total of not more than thirty (30) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by terminating or suspending effectiveness of any registration contemplated by this Section 2.1, if the disclosure of such material non-public information at the time is not, in the good faith opinion of the Board, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

(c) Underwritten Offering. If any offering pursuant to a Registration Statement filed pursuant to Section 2.1(a) involves an underwritten offering, the Company shall have the right to select an investment banker and manager to administer the offering, which investment banker or manager shall be reasonably satisfactory to the Investors.

2.2 Company Obligations. The Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use its commercially reasonable efforts to cause the Registration Statement with respect to the Registrable Securities to become effective and to remain continuously effective for the shorter of (i) a two-year period and (ii) a period that terminates upon the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 2.2(a) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all Registrable Securities;

(c) provide copies to and permit counsel to the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than four (4) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects within three (3) Business Days following receipt by such counsel of such Registration Statement and/or amendments and supplements thereto if such document is not in compliance with this Agreement or with any applicable Federal or state securities laws, rules or regulations;

(d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be), at least five (5) copies of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(e) in the event the Company selects an underwriter for the offering contemplated by this Agreement, the Company shall enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(f) if required by the underwriter, the Company shall furnish, on the effective date of the Registration Statement (i) an opinion, dated as of such date, from independent legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriter and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriter and the Investors;

(g) use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(h) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement;

(i) cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(j) immediately notify the Investors, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Investor, promptly prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (for the purpose of this Section 2.2(k), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

2.3 Expenses. The Company shall bear all expenses incurred in complying with Sections 2.1 and 2.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, reasonable fees and disbursements of Cerberus’ counsel fees, of transfer agents and registrars and costs of any insurance which might be obtained by the Company with respect to the offering by the Company.

2.4 Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless, each Investor and its Affiliates and the directors, officers, employees, investors, partners and agents of each Investor and its Affiliates, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which any such Person may become subject, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Investor expressly for use therein. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor and its Affiliates as described above.

(b) In connection with any Registration Statement covering Registrable Securities, the Investor shall furnish to the Company in writing such information with respect to the Investor as the Company reasonably requests for use in connection with such Registration Statement, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, the Company’s directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities Act), against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement covering any Registrable Securities, any related Prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any such prospectus, amendment or supplement, a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, and only to the extent, that the same arises out of or is based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement or in such related Prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in express reliance upon and in strict conformity with written information furnished to the Company by the Investor expressly for use therein. Notwithstanding any other provision of this Agreement, in no event shall the Investor’s indemnification obligation exceed the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such obligation.

(c) Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 2.3, such Indemnified Person shall promptly notify the party obligated to provide indemnification under this Section 2.3 in respect thereof (an “Indemnifying Party”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses in connection with such defense and such counsel; provided, however, that the failure of any Indemnified Person to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (x) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (y) if there are one or more defenses available to such Indemnified Person that is/are not available to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff therein, the Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any Losses by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

(d) (i) If the indemnification provided for in this Section 2.3 from the Indemnifying Party is unavailable to an Indemnified Person hereunder or is inadequate in respect of any Losses for which indemnification is provided under this Section 2.3, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Person(s) in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.3(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the Investor’s contribution obligation exceed the excess of (A) the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Investor has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii) If indemnification is available under this Section 2.3, the Indemnifying Parties shall indemnify each Indemnified Person to the fullest extent provided in Section 2.3(a) and Section2.3(b) without regard to the relative fault of said Indemnifying Party or Indemnified Person or any other equitable consideration provided for in this Section 2.3(d).

(iv) If any provision of an indemnification or contribution clause in an underwriting agreement or agency agreement executed by or on behalf of the Investor differs from a provision in this Section 2.3, such provision in the underwriting agreement shall determine the Investor’s rights in respect thereof.

(e) Notwithstanding anything in this Agreement to the contrary, the indemnities and obligations provided in this Section 2.3 shall survive the transfer of any Registrable Securities by the Investor.

2.5 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall:

(a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act (or any successor rule); and

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.6 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that each Investor furnish to the Company in writing such information regarding such Investor, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration thereof.

2.7 Additional Registration Rights. As of the date hereof, neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto or the parties to that certain Stock and Warrant Purchase Agreement dated February 2000 among the Company and the investors named therein) has any right to include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not, after the date hereof, enter into any agreement providing any rights to be included with the Registration Statement to any of its security holders or potential security holders, without the prior written consent of the Investors. Until after the effective date of the Registration Statement, the Company shall not file any registration statement other than the Registration Statement or a registration statement solely with respect to shares to be offered by the Company, including, without limitation, a registration statement on Form S-1, S-3, S-4 or S-8 or any successor form to any of the foregoing.

Article III Corporate Governance.

3.1 Board Representative. If and so long as either Cerberus or Sepracor Inc. does not have a designee or representative serving as a director on the Board, such Investor shall have the right to have one representative (each, a “Representative”) attend as an observer all meetings of the Board (and each committee meeting thereof); provided, that, in the case of telephonic meetings conducted in accordance with the Company’s by-laws and applicable law, the Representative shall be given the opportunity to participate in such telephonic meetings to the same extent other directors are permitted to participate. Each of Cerberus and Sepracor Inc. may replace their respective Representative from time to time, and each such replacement shall be deemed a “Representative” for purposes of this Section 3.1. Each of Cerberus and Sepracor Inc. shall be required to furnish the name and address of its Representative (or any such replacement) to the Company upon request therefore. The Company shall give each Representative written notice of every meeting of its Board (and any committee meeting thereof) at the same time and in the same manner as notice is given to the directors of the Company. The Company shall bear, and reimburse upon demand each Representative for, the reasonable costs of each Representative associated with such Representative’s attendance at or participation in any meetings of the Board. Each Representative shall be entitled to receive all written materials and other information given to the directors of the Company in connection with all meetings of the Board or otherwise at the same time and in the same manner such materials and information are given to the directors. Each Representative shall agree to abide by the terms of a standard nondisclosure agreement restricting the use or disclosure of any confidential information received by such Representative pursuant to this Section 3.1. Each Representative shall be entitled to consult with and advise the Board on business issues with respect to the Company and its Subsidiaries, including management’s proposed annual operating plans for the Company and its Subsidiaries. Notwithstanding the foregoing, the Company shall have the right to exclude any Representative from attending any portion of a meeting and shall have the right to withhold any written materials, if the Board determines that such exclusion or withholding is necessary due to a potential or actual conflict of interest or determines, with the reasonable advise of counsel, which need not be in writing, that such exclusion or withholding is necessary to protect the attorney-client privilege between the Company and such counsel. The Company shall take all reasonably necessary steps to implement this Section 3.1.

3.2 Meetings of the Board. The Board will meet at least four times each fiscal year and at least once each fiscal quarter.

Article IV Participation Rights.

4.1 Notice of Proposed Issuance. In the event that the Company proposes to issue in a financing for the purpose of raising capital any (i) shares of Common Stock, (ii) warrants, options or other rights to purchase shares of Common Stock or (iii) any notes, debentures or other securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the “Company Securities”), the Company will deliver to each Investor a confidential written notice (the “Offer Notice”) prior to effecting any such issuance (the “New Issuance”), offering to such Investor the right, for a period of ten (10) Business Days, to purchase for cash at an amount equal to the price or other consideration for which such Company Securities are to be issued, a number of such Company Securities such that, after giving effect to such New Issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such Company Securities, whether issued by the Company or a Subsidiary of the Company), such Investor will continue to maintain its same proportionate equity ownership in the Company as of the date of the Offer Notice (treating such Investor, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to the Investor upon conversion, exercise and exchange of the Securities, without regard to any applicable conversion or exercise limitations). The Offer Notice shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Notwithstanding anything contained herein to the contrary, the provisions of this Article IV shall not apply with respect to Exempt Issuances (as defined in Section 4.3).

4.2 Right to Purchase Company Securities.

(a) Each Investor may accept the Company’s offer as to the full number of securities offered to it in the Offer Notice or any lesser number, by written notice thereof (an “Exercise Notice”) given by it to the Company prior to the expiration of the aforesaid 10-day period. A delivery of an Exercise Notice (which notice shall specify the number (or amount) of Company Securities to be purchased by the Investor as permitted under this Article IV) shall constitute a binding agreement of the Investor to purchase, at the price and on the terms specified in the Offer Notice, the number (or amount) of Company Securities specified in the Investor’s Exercise Notice. If at the termination of such 10-day period the Investor shall not have exercised its rights to purchase Company Securities pursuant to this Article IV, the Investor shall be deemed to have waived any and all of its rights under this Article IV with respect to that purchase of such Company Securities (such waiver shall not apply to any subsequently offered Company Securities).

(b) The Company shall have one-hundred twenty (120) days from the date of the Offer Notice to consummate the proposed New Issuance at the price (which may be a specified price or a specified formula for ascertaining such price) and upon terms substantially similar to those specified in the Offer Notice, provided that, if such issuance is subject to regulatory approval, such one hundred twenty (120) day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one hundred eighty (180) days from the date of the Offer Notice. At the consummation of such New Issuance, the Company shall issue certificates representing the Company Securities to be purchased by each Investor registered in the name of such Investor, against payment by such Investor of the purchase price for such Company Securities specified in such Investor’s Exercise Notice. If the Company proposed to issue any class of Company Securities after such time period above, it shall again comply with the procedures set forth in this Article IV.

(c) The value of any non-cash consideration to be received by the Company in any New Issuance shall be determined by the Board in good faith, and shall be specified in the Offer Notice delivered in connection with any such New Issuance. If an Investor elects to exercise its rights under this Article IV in connection with any New Issuance in which there is any such non-cash consideration, then, such Investor may elect in its Exercise Notice to tender, in lieu of tendering any such non-cash consideration, an amount in cash equal to the reasonably determined good faith value of such non-cash consideration.

4.3 Exempt Issuances. The following shall constitute “Exempt Issuances” under this Article IV: any issuance in which Company Securities are issued (i) as a dividend, stock split or other distribution payable pro rata to all holders of Common Stock, (ii) to employees, officers, directors or consultants of the Company pursuant to any employee benefit plans or programs, (iii) in connection with the conversion of the Preferred Stock or the conversion or exercise of any options, warrants or other rights to purchase Common Stock (A) outstanding on the date hereof, (B) issued in accordance with the foregoing clause (ii) or (C) which constitute a prior New Issuance issued in accordance with the provisions of this Article IV, (iv) solely in consideration for the acquisition (by merger or otherwise) by the Company or any Subsidiary of the Company of assets or equity interests of another entity approved by a majority of the Board or (v) any other issuance in which securities of the Company are not issued in a financing for the purpose of raising capital.

Article V Information and Inspection Rights.

5.1 Delivery of Financial Statements. During any period and for so long as (i) the Company is not filing periodic reports with the SEC pursuant to Section 13 or Section 15 of the Exchange Act, (ii) either Cerberus or Sepracor Inc. does not have a representative serving as a director of the Board or serving as an observer at meetings of the Board pursuant to Section 3.1, and (iii) at least 50% of the Shares issued as of the date hereof are outstanding (as appropriately adjusted for any stock dividend, stock split, reverse stock split, reclassification, stock combination or other recapitalization occurring after the date hereof), the Company shall deliver to each Investor as soon as practicable, but in any event within forty-five (45) days, after the end of each fiscal quarter of each fiscal year of the Company, on an unaudited basis (but prepared in accordance with Generally Accepted Accounting Principals consistently applied with prior practice), a balance sheet as of the last day of such quarter and a balance sheet as of the comparable date one year earlier, an income statement and a statement of cash flows for such quarter and for the comparable quarter one year earlier, and an income statement and a statement of cash flows for the period from the first day of the current fiscal year through the last day of such quarter and for the comparable period one year earlier, in each case certified by the Chief Financial Officer or Chief Executive Officer of the Company as being true, complete and correct. With respect to such financial statements, if for any quarter, the Company shall have any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing section shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

5.2 Delivery of Operating Plan, Projections and Budgets. Subject to the immediately succeeding sentence, as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, the Company shall deliver to the Investors an operating plan and projections for the next fiscal year, prepared on a monthly and annual basis, including balance sheets and income statements for such months and the full year, in form and substance previously approved by the Board (collectively, the “Operating Plan and Projections”), and, as soon as prepared, the Company shall deliver to the Investors any other budgets or revised budgets prepared by it, each in form and substance previously approved by the Board (collectively, the “Budgets” and together with the Operating Plan and Projections, the “Operating Plan, Projections and Budgets”). Notwithstanding anything contained herein to the contrary, in no event shall the Company deliver to any Investor any of the Operating Plan, Projections and Budgets with respect to any fiscal year, or any updates, supplements or other modifications thereto unless and until the Company has received from such Investor a specific written request therefor.

5.3 Inspection. The Company shall permit each Investor, at the Company’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers for purposes of allowing such Investor to monitor its investment in the Company, all at such reasonable times and upon reasonable notice as may be reasonably requested by such Investor.

Article VI Miscellaneous.

6.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that (a) an Investor may assign its rights and delegate its duties hereunder in whole or in part, without the prior written consent of the Company, to an Affiliate and (b) an Investor may assign its rights and delegate its duties under Articles I, II and VI hereof, in whole or in part, without the prior written consent of the Company, to any Person, provided, that, in the case of each of clause (a) and (b), no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing that such assignee will be bound by all provisions binding on such Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Except for any other provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid; and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Biosphere Medical, Inc.

1050 Hingham Street

Rockland, Massachusetts 02370

Attn: President

Fax: (781) 681-5093

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attn: Susan W. Murley, Esq.

Fax: (617) 526-5000

If to any of the Investors:

to the addresses set forth on the signature pages attached hereto.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

6.5 Expenses. The Company agrees to pay all reasonable out-of-pocket expenses relating to the establishment, due diligence and monitoring of and the administration and exercise of any rights in, and enforcement of, the transactions contemplated by this Agreement and the other Transactions Documents, which arise after the date hereof, and such expenses may include, but not be limited to legal, travel, accounting and Board of Directors attendance expenses. Such expenses shall be paid by the Company to the Investors as incurred and upon the request of each such Investor. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

6.6 Amendments and Waivers. This Agreement shall not be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the Company and the Requisite Investors; provided, however, that any provision hereof which impairs the rights or increases the obligations of a specific Investor disproportionately to other Investors shall not be amended or waived without the prior written consent of the Company and that particular Investor. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon each holder of any Securities purchased under the Purchase Agreement at the time outstanding, each future holder of all such Securities, and the Company.

6.7 Publicity. No public release or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) and the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Securities are then listed and trading, in which case, if such release or announcement names or otherwise identifies any Investor or its Affiliates, the Company shall allow such Investor reasonable time to comment on such release or announcement in advance of such issuance.

6.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

6.9 Entire Agreement. This Agreement, including the Exhibits and Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

6.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. THE COMPANY AND EACH OF THE INVESTORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

[Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

THE COMPANY:

BIOSPHERE MEDICAL, INC.

By:	/s/ Martin J. Joyce
Name:	Martin J. Joyce
Title:	Vice President and Chief Financial Officer

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

NAME OF INVESTOR:

Sepracor Inc.
(Print Name of Investor)

By:	/s/ Timothy J. Barberich
Name:	Timothy J. Barberich
Title:	Chairman of the Board of Chief
Executive Officer

Address:	84 Waterford Drive
Marlborough, MA 01752

[Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, LLC,
Its General Partner

	By:	/s/ Seth Plattus
Seth Plattus
Managing Director

Address:		299 Park Avenue
22nd Floor
New York, NY 10171

EXHIBIT A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A-1

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

A-2

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

A-3